Exhibit 28(j)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2025.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York

April 30, 2025